Exhibit 99.1

Motive Capital Corp II

Page
Unaudited Pro Forma Balance Sheet	F-2

Notes to Unaudited Pro Forma Balance Sheet	F-3

MOTIVE CAPITAL CORP II
PRO FORMA BALANCE SHEET

	Actuals as of December 09, 2021	Pro Forma Adjustment (Unaudited)		As Adjusted (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,786,333	$-		$3,786,333
Prepaid expenses	794,848	-		794,848
Total current assets	4,581,184	-		4,581,184
Cash held in trust account	306,000,000	42,201,929	(1)(2)(4)	348,201,929
Other assets	696,262	-		696,262
Total Assets	311,277,443	42,201,929		353,479,372

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,519,410	$-		$1,519,410
Promissory note - related party	119,408	-		119,408
Overallotment liability	227,559	(227,559	)(7)	-
Accrued expenses	482,500	-		482,500
Total current liabilities	2,348,877	(227,559)		2,121,318
Deferred underwriting fees payable	10,500,000	1,448,105	(3)	11,948,105
Total liabilities	12,848,877	1,220,546		14,069,423

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, 30,000,000 and 34,137,444 shares at $10.20 per share, actual and as adjusted	306,000,000	42,201,929	(1)(2)(3)(6)	348,201,929

Shareholders' Deficit:		-
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding (excluding 30,000,000 and 34,137,444 shares subject to possible redemption, actual and as adjusted)	-	-		-
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 and 8,534,361 shares issued and outstanding, actual and as adjusted	863	(10	)(5)	853
Additional paid-in capital	-	-		-
Accumulated deficit	(7,572,297)	(1,220,536	)(6)(7)	(8,792,833)
Total shareholders' deficit	(7,571,434)	(1,220,546)		(8,791,980)
Total Liabilities and Shareholders' Deficit	$311,277,443	$42,201,929		$353,479,372

The accompanying notes are an integral part of this financial statement.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Motive Capital Corp. II (the “Company”) as of December 9, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on December 16, 2021 as described below.

On December 9, 2021, the Company consummated an initial public offering (the “IPO”) of 30,000,000 units (the “Units”). Each Unit consists of one share of Class A ordinary shares, and one-third of one redeemable warrant (each, a "Public Warrant"). Each whole Public Warrant entitles the holder to purchase one share of Class A ordinary shares at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $300,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments (the “Option”), if any. On December 9, 2021, simultaneously with the consummation of the IPO, the Company completed the private sale (“the Private Placement”) of 10,666,667 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, to the Company’s sponsor, Motive Capital Funds Sponsor II, LLC (the “Sponsor”) generating gross proceeds to the Company of $16,000,000.

On December 16, 2021, the Company consummated the closing of the Option, pursuant to which the Underwriters purchased an additional 4,137,444 Units (the “Over-Allotment Units”), generating gross proceeds of $41,374,440 and incurring additional offering costs of approximately $3,103,083, of which approximately $1,448,105 was for deferred underwriting fees.

On December 16, 2021, in connection with the sale of Over-Allotment Units, the Company completed the sale of an additional 1,103,318 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of $1,654,978. On December 16, 2021, in connection with the sale of Over-Allotment Units, the Sponsor surrendered 90,639 Class B ordinary shares, par value $0.001 per share.

As a result of the closing of the Option, an additional $42,201,929, net of $827,489 underwriter fees paid at closing, including $1,448,105 of the underwriters' deferred discount, was funded into the U.S.-based trust account with Continental Stock Transfer & Trust Company, acting as trustee.

Transaction accounting adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the private placement warrants described above are as follows:

	Pro Forma Entry	Debit	Credit
(1)	Cash held in trust account	$41,374,440
	Class A ordinary shares subject to possible redemption		$41,374,440
	To record the sale of Underwriters’ over-allotment shares: 4,137,444 at $10.00/unit; par value of $0.0001

(2)	Class A ordinary shares subject to possible redemption	$827,489
	Cash held in trust account		$827,489
	To record upfront underwriting commissions (2.0% of $41,374,440 in proceeds)

(3)	Class A ordinary shares subject to possible redemption	$1,448,105
	Deferred underwriting fees payable		$1,448,105
	To record Deferred Underwriting Commissions (3.5% of $41,374,440 in proceeds)

(4)	Cash held in trust account	$1,654,978
	Additional paid-in capital		$1,654,978
	To record the sale of Private Placement Warrants (1,103,319 at $1.50/warrant)

(5)	Class B ordinary shares	$10
	Additional paid-in capital		$10
	To record the forfeiture of Class B ordinary shares due to partial exercise of the Option

(6)	Additional paid-in capital	$1,654,988
	Accumulated deficit	$1,448,095
	Class A ordinary shares subject to possible redemption		$3,103,083
	To record the accretion of offering cost and overfunding of Trust Account into additional paid-in capital and accumulated deficit

(7)	Overallotment liability	227,559
	Accumulated deficit		227,559
	To record the extinguishment of the overallotment liability

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